UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 1, 2011

Dominion Resources, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Virginia (State or other jurisdiction of incorporation)	001-08489 (Commission File Number)	54-1229715 (IRS Employer Identification No.)

120 Tredegar Street Richmond, Virginia (Address of Principal Executive Offices)	23219 (Zip Code)

Registrant’s Telephone Number, Including Area Code (804) 819-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On October 1, 2011, Dominion Resources, Inc. (“Dominion”) and its wholly-owned subsidiary Virginia Electric and Power Company (“Virginia Power”), entered into a First Amendment to the $3,000,000,000 Three-Year Revolving Credit Agreement dated September 24, 2010 among Dominion, Virginia Power, the several banks and other financial institutions from time to time parties thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the other agents party thereto. This amendment extends the term of such credit facility until September 24, 2016 and amends the definition of “Applicable Percentage” set forth therein.  A copy of this amendment is included as Exhibit 10.1.

In addition, on October 1, 2011, Dominion and Virginia Power entered into a First Amendment to the $500,000,000 Three-Year Revolving Credit Agreement dated September 24, 2010 among Dominion, Virginia Power, the several banks and other financial institutions from time to time parties thereto, Keybank National Association, as administrative agent, and the other agents party thereto. This amendment extends the term of such credit facility until September 24, 2016 and amends the definition of “Applicable Percentage” set forth therein.  A copy of this amendment is included as Exhibit 10.2.

Item 9.01 Financial Statements and Exhibits.

Exhibits:
10.1 10.2
First Amendment to the $3,000,000,000 Three-Year Revolving Credit Agreement among Dominion Resources, Inc., Virginia Electric and Power Company, the several banks and other financial institutions from time to time parties thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the other agents party thereto.  (filed herewith).

First Amendment to the $500,000,000 Three-Year Revolving Credit Agreement among Dominion Resources, Inc., Virginia Electric and Power Company, the several banks and other financial institutions from time to time parties thereto, Keybank National Association, as administrative agent, and the other agents party thereto (filed herewith).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINION RESOURCES, INC. Registrant

/s/ James P. Carney
James P. Carney Vice President and Assistant Treasurer

Date:  October 3, 2011